As filed with the Securities and Exchange Commission on March 23 , 2012

Investment Company Act of 1940 File No. 811- 22672

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940   |X|
Amendment No.   2

BLACKROCK ALTERNATIVES ALLOCATION MASTER PORTFOLIO LLC
(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway
Wilmington, Delaware 19809
(Address of Principal Executive Offices)

(800) 882-0052
(Registrant's telephone number, including area code)

John Perlowski, President
BlackRock Alternatives Allocation Master Portfolio LLC
55 East 52nd Street
New York, New York 10055
(Name and Address of Agent for Service)

Copies to:
Thomas A. DeCapo, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Beacon Street
Boston, Massachusetts 02108

EXPLANATORY NOTE

This Registration Statement on Form N-2 has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act").  However, the Registrant's limited liability company interests ("Units") are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because such Units will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act.  Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the Securities Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any Units in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

BlackRock Alternatives Allocation Master Portfolio LLC (the "Master Fund") is part of a master-feeder structure (as described below).

The "Feeder Funds": (i) BlackRock Alternatives Allocation Portfolio LLC (the "Core Fund"), (ii) BlackRock Alternatives Allocation FB Portfolio LLC (the "FB Core Fund" and, together with the Core Fund, the "Core Funds"); (iii) BlackRock Alternatives Allocation TEI Portfolio LLC (the "TEI Core Fund") and (iv) BlackRock Alternatives Allocation FB TEI Portfolio LLC (the "FB TEI Core Fund" and together with the TEI Core Fund, the "TEI Core Funds") invest, directly or indirectly, all or substantially all of their investable assets in BlackRock Alternatives Allocation Master Portfolio LLC, a Delaware limited liability company (the "Master Fund" and, together with the Feeder Funds, the "Funds").  The TEI Core Fund invests all or substantially all of its investable assets in BlackRock Alternatives Allocation Portfolio, Ltd., a Cayman Islands exempted company limited by shares that has the same investment objective as the TEI Core Fund, and the FB TEI Core Fund invests all or substantially all of its investable assets in BlackRock Alternatives Allocation FB Portfolio, Ltd., a Cayman Islands exempted company limited by shares that has the same investment objective as the FB TEI Core Fund (the Cayman Island companies are referred to collectively as the "Offshore Funds").  The Offshore Funds in turn invest all or substantially all of their investable assets in the Master Fund.  Each Fund is a limited liability company registered under the Investment Company Act of 1940 (the "1940 Act") as a non-diversified, closed-end management investment company.

The Feeder Funds intend to invest all of their respective assets directly or indirectly (in the case of the TEI Core Funds) in the Master Fund's Units.  Currently, the Core Funds and the TEI Core Funds are the only Feeder Funds that intend to invest in the Master Fund.  The Feeder Funds have the same objectives and strategies as the Master Fund.  All portfolio investments are made at the Master Fund level.  The Master Fund may, in the future, permit investments by additional feeder funds in addition to the Feeder Funds ("New Feeder Funds").  The fees, expenses, sales charges and investment minimums applicable to an investment in any such New Feeder Funds may differ from the fees, expenses, sales charges and investment minimums applicable to an investment in any of the Feeder Funds.  The Funds expect that the differences in economic and offering terms of any such New Feeder Funds, as compared to the Feeder Funds, will be dictated by the type of investors for which such New Feeder Funds are designed.

This Registration Statement should be read in conjunction with (a) the Registration Statement on Form N-2 (Securities Act File No. 333-178499 and Investment Company Act File No. 811-22642) of the Core Fund, as filed with the Securities and Exchange Commission (the "Commission") on December 15, 2011, and as amended from time to time (the "Core Fund Registration Statement"), (b) the Registration Statement on Form N-2 (Securities Act File No. 333-178500 and Investment Company Act File No. 811-22643) of the FB Core Fund, as filed with the Commission on December 15, 2011, and as amended from time to time (the "FB Core Fund Registration Statement"), (c) the Registration Statement on Form N-2 (Securities Act File No. 333-178501 and Investment Company Act File No. 811-22644) of the TEI Core Fund, as filed with the Commission on December 15, 2011, and as amended from time to time (the "TEI Core Fund Registration Statement"), and (d) the Registration Statement on Form N-2 (Securities Act File No. 333-178502 and Investment Company Act File No. 811-22645) of the FB TEI Core Fund, as filed with the Commission on December 15, 2011, and as amended from time to time (the "FB TEI Core Fund Registration Statement").  The Core Fund Registration Statement includes the prospectus of the Core Fund, the TEI Core Fund Registration Statement includes the prospectus of the TEI Core Fund, the FB Core Fund Registration Statement includes the prospectus of the FB Core Fund, and the FB TEI Core Fund Registration Statement includes the prospectus of the FB TEI Core Fund.

BLACKROCK ALTERNATIVES ALLOCATION MASTER PORTFOLIO LLC

CROSS REFERENCE SHEET

PARTS A AND B

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS
1	Outside Front Cover	Omitted
2	Cover Pages; Other Offering Information	Omitted
3	Fee Table and Synopsis	Fee Table and Synopsis
4	Financial Highlights	Omitted
5	Plan of Distribution	Omitted
6	Selling Shareholders	Omitted
7	Use of Proceeds	Omitted
8	General Description of the Registrant	General Description of the Registrant
9	Management	Management
10	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities
11	Defaults and Arrears on Senior Securities	Inapplicable
12	Legal Proceedings	Inapplicable
13	Table of Contents of the Statement of Additional Information ("SAI")	Inapplicable
14	Cover Page of SAI	Inapplicable
15	Table of Contents of SAI	Inapplicable
16	General Information and History	Inapplicable
17	Investment Objective and Policies	Investment Objective and Policies
18	Management	Management
19	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20	Investment Advisory and Other Services	Investment Advisory and Other Services
21	Portfolio Managers	Portfolio Managers
22	Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices
23	Tax Status	Tax Status
24	Financial Statements	Financial Statements

The information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of this Registration Statement.

PART A

BLACKROCK ALTERNATIVES ALLOCATION MASTER PORTFOLIO LLC

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Core Fund Registration Statement.

ITEM 3.1 FEE TABLE AND SYNOPSIS

MEMBER TRANSACTION EXPENSES
Amount
Maximum Sales Load (as a percentage of net asset value)	None

Maximum Early Repurchase Fee (as a percentage of repurchased amount)	None
ANNUAL EXPENSES (as a percentage of average net assets)

Management Fees(1)	1.00%

Other Expenses(2)	0.53%

Acquired Fund Fees and Expenses(3)	5.25%

TOTAL ANNUAL EXPENSES	6.78%

FEEDER FUND EXPENSE REIMBURSEMENTS(4)	(0.03)%

TOTAL ANNUAL FUND OPERATING EXPENSES AFTER FEEDER FUND EXPENSE REIMBURSEMENTS(4)	6.75%
____________________

(1)
The Master Fund pays BlackRock Advisors, LLC (the "Advisor"), an advisory fee at an annual rate equal to 1.00% of the Fund's month-end net asset value (before the accrual of the investment management fee for that month and after the accrual of any expense reimbursements owed to the Funds by the Advisor pursuant to any expense limitation arrangement for that month).  BlackRock Financial Management, Inc. (the "Sub-Advisor" and, together with the Advisor, the "Advisors") serves as the Master Fund's sub-advisor.

(2)
"Other Expenses" are based on anticipated expenses for the first year of the Master Fund's operations as an investment company registered under the 1940 Act, and consist of expenses including, without limitation, the offering of the Master Fund's Units, custodian fees and expenses, administrative fees and expenses, directors' fees and directors' and officers' insurance.  Certain administrative and other expenses applicable to feeder funds that invest in the Master Fund are applied at the feeder fund level rather than at the Master Fund Level.

(3)
The "Acquired Fund Fees and Expenses" include operating expenses and performance-based incentive fees of private funds or other pooled investment vehicles (collectively, the "Portfolio Funds") managed by third party investment managers ("Managers") selected by and unaffiliated with the Advisors as well as any direct fees charged by such Portfolio Funds (e.g., redemption fees) in which the Master Fund invests.  The costs to be incurred at the underlying Portfolio Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses.  Each Portfolio Fund's expenses will vary.  In addition, the underlying Portfolio Funds will also incur trading expenses, including interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Managers in order to seek to enhance or preserve the Portfolio Funds' returns.  The Master Fund's investments will be allocated among many asset classes, including absolute return and private equity, among others.  Portfolio Funds with absolute return objectives may on average employ more leverage than certain other types of Portfolio Funds.  Portfolio Funds that are private equity funds will on average incur higher operating expenses early on in such fund's investment cycle as the investments in this asset class often have a longer term investment horizon, which can result in higher operating expense ratios early in such fund's investment cycle.  In addition, for recently launched Portfolio Funds in which the Master Fund may invest, the Acquired Fund Fees and Expenses may tend to be significantly greater in the initial years as start up costs are being borne over a smaller invested capital base.  The fees and expenses disclosed above are based on 2010 financial information (which was the most recent financial information of the Portfolio Funds available to the Funds), and such data may (and is expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses.  In addition, the Portfolio Funds held by the Master Fund will change, which further impacts the calculation of the Acquired Fund Fees and Expenses.  Generally, fees payable to Managers are estimated to range from 1.00% to 4.00% (annualized) of the average net asset value of the Master Fund's investment in such Portfolio Funds.  In addition, certain Managers of the Portfolio Funds charge an incentive allocation or fee generally ranging from 15% to 25% of a Portfolio Fund's net profits.  These fees payable to Managers are estimates and may be higher or lower than the numbers shown.

(4)
Each Feeder Fund has entered into an Expense Agreement in which the Advisor has agreed to pay certain operating and other expenses of the Feeder Fund in order to maintain certain expenses below 0.50% of the respective Feeder Fund's average net assets.  Expenses covered by this expense cap include all of a Feeder Fund's expenses (whether incurred directly by the Feeder Fund or indirectly at the Offshore Funds or the Master Fund level) other than those expressly excluded by the expense cap arrangement.  Information regarding the Expense Agreements and the Feeder Funds' expense cap arrangements is incorporated herein by reference from the section entitled "Fund Expenses" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.  In order to maintain certain of a Feeder Fund's expenses below 0.50% of a Feeder Fund's average net assets, it may be necessary for the Advisor to pay certain operating and other expenses of the Feeder Fund that are incurred indirectly at the Master Fund level.  The reimbursements reflected above are those which the Advisor anticipates paying at the Master Fund level for the first year of the Master Fund's operations pursuant to one or more Feeder Funds' Expense Agreements.  Because Master Fund expenses are allocated proportionally to each Feeder Fund, reimbursements at the Master Fund level may, in some circumstances, result in some Feeder Funds benefiting from such reimbursements to a greater degree than other Feeder Funds.

The following example is intended to help you compare the cost of investing in the Master Fund with the cost of investing in other funds.  The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the Master Fund.

Example

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return.  The rate of return of the Master Fund may be greater or less than the hypothetical 5% return used in the example.  A greater rate of return than that used in the example would increase the dollar amount of the investment management fee paid by the Master Fund.

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$ 66	$ 197	$ 323	$ 619

Had the Acquired Fund Fees and Expenses resulting from the underlying Portfolio Funds not been included in the example above, such that only the direct expenses incurred at the Master Fund level were included, the estimated fees and expenses for the 1, 3, 5 and 10 year periods would have been $ 15, $47, $82 and $179 , respectively.   Actual expenses may be greater or less than those shown.

ITEM 8 GENERAL DESCRIPTION OF THE REGISTRANT

The Master Fund is registered under the 1940 Act as a closed-end, non-diversified management investment company.  The Master Fund was organized on August 26, 2011 as a limited liability company under the laws of the State of Delaware.  The Master Fund is a "master" fund within what is known in the investment company industry as a "master-feeder" structure.  Within this structure, one or more feeder funds invest all or substantially all of their investable assets in a master fund.  The feeder funds' investment objectives are the same as those of the master fund.  Information about the Master Fund and the master-feeder structure of which it forms a part are incorporated herein by reference from the section entitled "The Funds" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.

The Master Fund's Units are being issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act.  Investments in the Master Fund generally may be made only by U.S. and foreign investment companies or other investment vehicles or persons who are "accredited investors," as defined in Regulation D under the Securities Act.  The Registrant may decline to accept any investment in its discretion.  This Registration Statement by itself does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

Information on the Master Fund's investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled "Investment Objective," "Investment Strategies," "Borrowing by the Funds," "Additional Investment Policies," and "General Risks" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.

ITEM 9 MANAGEMENT

A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections entitled "Management of the Funds," "Administration, Accounting and Investor Services Agreements," "Custodian," "Fund Expenses" and "Portfolio Transactions and Brokerage" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.  The following list identifies the specific sections of the Core Fund's prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

Item 9.1(a)	"Management of the Fund—Board Leadership Structure and Oversight"

Item 9.1(b)	"Management of the Fund—Advisor and Sub-Advisor, Investment Management Agreements and Sub-Investment Advisory Agreements, and Matters Considered by the Board" and "Other Information"

Item 9.1(c)
"Management of the Fund—Portfolio Managers, Potential Material Conflicts of Interest, Portfolio Manager Compensation Overview, and Securities Ownership of the Portfolio Managers" and "Investment Strategies—Portfolio Managers, Investment Teams and the Investment Committee"

Item 9.1(d)	"Administration, Accounting and Investor Services Agreements"

Item 9.1(e)	"Custodian" and "Administration, Accounting and Investor Services Agreements"

Item 9.1(f)	"Summary of Feeder Funds' Expenses" and "Fund Expenses"

Item 9.1(g)	"Portfolio Transactions and Brokerage," "Conflicts of Interest," "Additional Conflicts of Interest Relating to Alternative Strategy Managers" and "Conflicts of Interest Relating to the Managers"

Item 9.2	NON RESIDENT MANAGERS

Inapplicable.

Item 9.3
CONTROL PERSONS

All of the outstanding Units of the Master Fund are owned by the Feeder Funds and by the Advisor or its affiliates.

The Core Fund, the FB Core Fund, the TEI Core Fund and the FB TEI Core Fund, each will, directly or indirectly through the Offshore Funds, invest substantially all of its assets in the Master Fund.  The Core Fund, the FB Core Fund, the TEI Core Fund and the FB TEI Core Fund, directly or indirectly through the Offshore Funds, in the aggregate, are expected to own 100% of the Master Fund's Units.  The TEI Offshore Fund will be controlled by the TEI Core Fund.  The FB Offshore Fund will be controlled by the FB TEI Core Fund.

Additionally, the information included under the heading "Management of the Funds-Principal Owners of Units" in the Core Fund's prospectus included in the Core Fund's Registration Statement on Form N-2 is incorporated herein by reference.

ITEM 10     CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

Item 10.1.  CAPITAL STOCK

The Master Fund is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for U.S. federal income tax purposes.  A unitholder in the Master Fund (a "Member") will be a member in the Master Fund and the Member's rights in the Master Fund will be established and governed by the Master Fund's Limited Liability Company Agreement (the "LLC Agreement") which is included as an exhibit to this Registration Statement.  A prospective investor and his or her advisors should carefully review the LLC Agreement as each Member will agree to be bound by its terms and conditions.  The following is a summary description of select provisions of the LLC Agreement.  The description of such items and provisions is not definitive and is qualified in its entirety by reference to the LLC Agreement.  Additionally, information regarding capital accounts and allocations is incorporated herein by reference from the section entitled "Capital Accounts and Allocations," in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.

 Units; Rights of Members

The number of Units in the Master Fund is unlimited.  All Units issued by the Master Fund are fully paid and nonassessable.  Members have no preemptive or other rights to subscribe for any additional Units or other securities issued by the Master Fund.  Each Member will participate in the earnings, dividends and assets of the Master Fund in accordance with their pro rata interest in the Master Fund.

 Voting

Except to the extent otherwise provided in the Master Fund's LLC Agreement, each owner of one or more Units shall be entitled to cast at any meeting of Members called by the (i) majority of the board of directors or (ii) Members holding at least 51% of the total number of votes eligible to be cast by all Members a number of votes equal to the number of Units owned by such person.  Members will be entitled to vote on any matter on which stockholders of a registered investment company organized as a corporation would be entitled to vote, including the selection of directors and the approval of the Investment Management Agreement.  Notwithstanding their ability to exercise their voting privileges, Members are not entitled to participate in the management or control of the Master Fund's business and may not act for or bind the Master Fund.  If the Feeder Funds, as Members of the Master Fund, are asked to vote any proxy issued by the Master Fund, the Feeder Funds will poll their investors on the matter and vote the Master Fund proxy in proportion to the responses received from the Feeder Fund investors.  The Master Fund does not intend to hold annual meetings of Members, except to the extent required by the 1940 Act.  There is no cumulative voting in the election or removal of directors.

 Members; Additional Classes of Units

Eligible investors who subscribe for Units in the Master Fund and are admitted to the Master Fund by its board of directors (the "Board") will become Members of the Master Fund.  The Board may admit one or more Members as of the first Business Day of each calendar month or more frequently as determined by the Board.  Each potential Member must agree to be bound by all the terms and provisions of the LLC agreement by executing a signature page of the LLC Agreement or of the Master Fund's subscription agreement or as otherwise determined by the Board.  The Board may, in its sole discretion, reject any subscription for Units.  The Board may also, in its sole discretion, suspend subscriptions for Units at any time and from time to time, for any reason.  In addition, to the extent permitted by the 1940 Act or any required exemptive relief, the Master Fund reserves the right to issue additional classes of Units in the future subject to fees, charges, repurchase rights and other characteristics different from those of the Units described in this Registration Statement.

 Liability of Members

Under Delaware law and the LLC Agreement, no Member will be liable for the repayment or discharge of any debt or other liability of the Master Fund, or be required to make additional contributions to the capital of the Master Fund.  Additionally, the LLC Agreement provides that Members will have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

The Board has the power, as frequently as it may determine, to cause each Member to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Member servicing or similar agent, a pro rata amount as defined from time to time by the Board, by setting off such charges due from such Member from declared but unpaid dividends or distributions owed such Member and/or by reducing a Member's interest in the Fund.

Pursuant to the LLC Agreement, each Member covenants for itself and its successors, assigns, heirs and personal representatives that such person shall, at any time prior to or after the dissolution of the Fund, whether before of after such Member's withdrawal from the Fund, pay to the Fund and/or the tax matters partner on demand any amount which the Fund or the tax matters partner, as the case may be, is required to pay in respect of taxes (including withholding taxes and, if applicable, interest, penalties and costs and expenses of contesting any such taxes) imposed upon income of or distributions to such Member.

 Limitation of Liability

The LLC Agreement provides that the directors and officers of the Master Fund and the Advisors (including certain of its affiliates, among others) shall not be liable to the Master Fund or any of its Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.

 Power of Attorney

In subscribing for Units, a Member will appoint the Advisors as his, her or its attorney-in-fact for purposes of executing or filing any required certificates and documents relating to the formation and maintenance of the Master Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Master Fund or the LLC Agreement.  This power of attorney is a special power of attorney and is coupled with an interest in favor of the Advisors and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power of attorney.  In addition, the power of attorney will survive the direct or indirect delivery of a pledge, assignment, sale, hypothecation, exchange, transfer or other disposition of legal or beneficial ownership (including without limitation through any swap, structured note or any other derivative transaction) of all or any of its Units, including, without limitation, any portion of a Unit (such as a right to distributions), to any person (collectively a "Transfer" and each a "Transferee"), by a Member of all or any portion of the Member's Units, except for when the Transferee has been approved by a Fund for admission to such Fund as a substitute Member.

 Amendment of the LLC Agreements

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the directors (including a majority of the independent directors, if required by the 1940 Act) and without the approval of the Members, except for any amendment that would increase the obligation of a Member to make any contribution to the capital of the Master Fund; reduce the capital account of a Member; amend, supplement or modify Sections 2.6(a), 8.1(c), 8.6, 8.10 and 8.11 of the LLC Agreement and as required under the 1940 Act.

 No Right of Redemption

No Member or other person holding Units acquired from a Member will have the right to require the Master Fund to redeem the Units.  No public market for the Units exists, and none is likely to develop in the future.  Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Master Fund, as described below.

 Repurchases

The Board, from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Master Fund to repurchase Units or portions thereof pursuant to written tenders.

The Board expects that the Master Fund will offer to repurchase Units from Members on a quarterly basis in order to permit the Feeder Funds to conduct repurchase offers for their Units.  However, there is no assurance that the Board will, in fact, decide to undertake any repurchase offer.  The Master Fund will repurchase Units or portions thereof only on terms fair to the Master Fund and all Members.

In recognition of the possibility that a secondary market for a Feeder Fund’s Units will not exist, the Feeder Funds intend to take certain actions designed to provide liquidity to their unitholders.  The Feeder Funds intend from time to time to make offers to purchase their Units from all beneficial holders at a price per share equal to the net asset value per share, as described in the Core Fund's prospectus, determined at the close of business on the day the tender offer terminates.  Each time the Feeder Funds make a tender offer for their Units, it is expected that the Master Fund will make a concurrent tender offer to the Feeder Funds to repurchase Units in the Master Fund equivalent in value to the value of the Units that the Feeder Funds are offering to repurchase.  At the conclusion of the tender offer period, the Feeder Funds will calculate the aggregate net asset value of the Units tendered and tender an equivalent amount of Units to the Master Fund.  The proceeds from the Master Fund’s tender, together with any proceeds of borrowings, if any, will be distributed to the tendering unitholders of the Feeder Funds.  It is expected that the Feeder Funds’ Boards will consider making tender offers on a quarterly basis.  There can be no assurance, however, that a Feeder Fund’s board of directors will decide to undertake the making of any tender offer.  Subject to the Feeder Funds’ and the Master Fund’s investment restriction with respect to borrowings, the Master Fund may borrow money to finance the repurchase of shares pursuant to any tender offers.  Consummating a tender offer may require the Master Fund to liquidate portfolio securities, and realize gains or losses, at a time when the Advisor would otherwise consider it disadvantageous to do so.

See "Repurchases of Units—Repurchases" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2 for additional information regarding repurchases by the Feeder Funds.

 Transfers of Units

A Member may not directly or indirectly make a Transfer, except for a Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Member or otherwise or a Transfer that is effected with the express written consent of the Board, which consent may be withheld in its sole and absolute discretion.  Any permitted Transferee will be bound by the Master Fund's LLC Agreement and the agreements contained in the Master Fund's Subscription Agreement without any action on its part.

No assignee, purchaser or Transferee may be admitted as a substitute Member, except with the written consent of the Board, which consent may be given or withheld in its sole and absolute discretion.  Any Transferee who has obtained such Units by operation of law as described above must submit written documentation that adequately evidences such death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such member having taken place, and the determination as to the adequacy of such documentation may be made by the Board in its sole and absolute discretion.  In this regard, the Board may refuse to admit a Transferee who has obtained such Units by operation of law as described above as a substitute member of the Master Fund and may effect a compulsory repurchase of such Units in accordance with the terms of the LLC Agreement.  Notwithstanding the foregoing, the LLC Agreement permits Members to hold Units in a collateral account with a financial intermediary.

No Transfer will be permitted unless the Board of the Master Fund concludes that such Transfer will not cause the Master Fund to be treated as a "publicly traded partnership" taxable as a corporation for U.S. federal income tax purposes.  Any Transfer made or purported to be made that is in violation of the Master Fund's LLC Agreement shall be void and of no effect.  To the extent any Member, Transferee or successor Member is purported to have transferred any economic interest in the Master Fund in violation of the Master Fund's LLC Agreement, the Master Fund shall not recognize such action and the Board may terminate all or any part of the Unit of such Member, Transferee or successor Member at no value or such value as the Board determines in its sole and absolute discretion and the Member, Transferee or successor Member will forfeit all or such portion of its Units in connection with such termination as determined by the Advisor in connection therewith.

With respect to a Repurchase Instrument or a Compulsory Repurchase Instrument, a Member may not Transfer all or any portion of the Repurchase Instrument or the Compulsory Repurchase Instrument to any person, except for a Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Member or otherwise or a Transfer that is effected with the written consent of the Board, which consent may be given or withheld in the Board's sole and absolute discretion and any such permitted Transferee shall become automatically subject to and bound by the terms of the Repurchase Instrument or Compulsory Repurchase Instrument, as the case may be, without any action on their part.

The Board has delegated its decision making authority on Transfers, subject to all Transfers being in compliance with the 1940 Act, to officers of the Master Fund and the Advisors.  However, such delegation is subject to revocation by the Board at any time.

 Conversion to Open-End Investment Company

To convert the Master Fund to an "open-end" investment company (that is, a registered investment company that offers redeemable Units or shares), the LLC Agreement requires the favorable vote of a majority of the directors then in office followed by the favorable vote of the Members holding not less than 75% of the voting power (as determined in accordance with the LLC Agreement) of each affected class or series outstanding, voting as separate classes or series, unless such conversion has been approved by 80% of the directors, in which case approval by "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Master Fund shall be required.  Upon the adoption of a proposal to convert the Master Fund from a ''closed-end company'' to an ''open-end company'' as those terms are defined by the 1940 Act and the necessary amendments to the applicable LLC Agreement to permit such a conversion of the Master Fund's outstanding Units entitled to vote, the Master Fund shall, upon complying with any requirements of the 1940 Act and state law, become an ''open-end'' investment company.  Such affirmative vote or consent shall be in addition to the vote or consent of the Members otherwise required by law.

Following any such conversion, it is possible that certain of the Master Fund's investment policies and strategies would have to be modified to assure sufficient portfolio liquidity.  Investors of an open-end investment company may require the fund to redeem their Units at any time, except in certain circumstances as authorized by or under the 1940 Act and any rules thereunder at their then current NAV, less such redemption charge, if any, as might be in effect at the time of a redemption.

 Certain Change of Control Provisions

The LLC Agreement includes provisions (i) allowing for a merger or consolidation of the Master Fund with or into one or more limited liability companies formed under the Delaware Limited Liability Company Act or other business entities pursuant to an agreement of merger or consolidation that has been approved by two-thirds of its directors; (ii) prohibiting the transfer of a Unit in the Master Fund in whole or in part to any person or entity without the express written consent of the Board of the Master Fund; (iii) authorizing the Master Fund's Board to amend its LLC Agreement without Member approval (except for any amendment that would increase the obligation of a Member to make any contribution to the capital of the Master Fund; reduce the capital account of a Member; amend, supplement or modify Sections 2.6(a), 8.1(c), 8.6, 8.10 and 8.11 of the LLC Agreement and as required under the 1940 Act); and (iv) allowing for the removal of a Master Fund's director from office for cause only, and not without cause, and only by the action of a majority of the remaining directors followed by a vote of the holders of at least 75% of the Units then entitled to vote for the election of such director.  These provisions could have the effect of limiting the ability of other entities or persons to acquire control of the Master Fund or to change the composition of its Board.  Such attempts could have the effect of increasing the expenses of the Master Fund and disrupting the normal operation of the Master Fund.

 Term, Dissolution and Liquidation

The Master Fund shall be dissolved: (i) upon the affirmative vote to dissolve the Master Fund by not less than 80% of the Directors (including a majority of the Independent Directors); or (ii) as required by Delaware law or any other applicable law.

The Board will generally not approve a tender offer for the Master Fund if No Periodic Liquidity Assets (as defined below) represent greater than 40% of the Master Fund's net assets (as of the Master Funds' most recent Valuation Date), unless the Board concludes in its discretion that approving a tender offer would nonetheless be in the best interests of the Master Fund and its Members.  If (i) the Master Fund has not conducted a tender offer for six consecutive quarters due to the illiquidity of the Master Fund's assets, and (ii) No Periodic Liquidity Assets represent greater than 40% of the Master Fund's net assets as of the Valuation Date falling on the last Business Day of such sixth consecutive quarter, then the Board will meet to consider, in its sole discretion, whether the complete dissolution of the Master Fund is in the best interests of the Master Fund and its Members.  As used herein, "No Periodic Liquidity Assets" means assets that do not trade in any established market and do not provide liquidity at least semi-annually and are not expected to otherwise be reduced to cash within the next six months.

Upon the occurrence of any event of dissolution of the Master Fund, the Board or the Advisor, acting as liquidators under appointment by the Board (or any other liquidator, if the Board does not appoint the Advisors to act as liquidators or is unable to perform this function) is charged with winding up the affairs of the Master Fund and liquidating its assets.  Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section entitled "Capital Accounts and Allocations."

Upon the liquidation of the Master Fund, its assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Master Fund (other than debts to its Members) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to its Members paid in order of seniority and on a pro rata basis; and (iii) finally to such Members in accordance with the positive balances in their respective capital accounts as determined after taking into account all adjustments to capital accounts for all periods.  Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

The Board may in its sole discretion, if determined to be in the best interests of the Members, distribute the assets of the Master Fund into and through a liquidating trust to effect the liquidation of the Master Fund.  The use of a liquidating trust would be subject to the regulatory requirements of the 1940 Act and applicable Delaware law, and could result in additional expenses to the Members of the Master Fund.

Item 10.2	LONG TERM DEBT.

Not applicable.

Item 10.3	GENERAL

Not applicable.

Item 10.4	TAXES.

Information regarding the taxation of the Master Fund is incorporated herein by reference from the section entitled "Certain U.S. Federal Income Tax Considerations," in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.

Item 10.5	OUTSTANDING SECURITIES.

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Registrant or for its Own Account	Amount Outstanding Exclusive of Amount Shown Under (3), as of March 23, 2012
Limited Liability Company Units	Unlimited	N/A	41,000

Item 10.6	SECURITIES RATINGS

Inapplicable.

ITEM 11	DEFAULTS AND ARREARS ON SENIOR SECURITIES

Inapplicable.

ITEM 12	LEGAL PROCEEDINGS

Inapplicable.

ITEM 13	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

Inapplicable.

PART B

Part B of this Registration Statement of BlackRock Alternatives Allocation Master Portfolio LLC (the "Master Fund") should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Core Fund Registration Statement on Form N-2.

ITEM 14	COVER PAGE

Inapplicable.

ITEM 15	TABLE OF CONTENTS

Inapplicable.

ITEM 16	GENERAL INFORMATION AND HISTORY

Inapplicable.

ITEM 17	INVESTMENT OBJECTIVE AND POLICIES

Information on the Master Fund's investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled "Investment Objective," "Investment Strategies," "Borrowing by the Funds," "Additional Investment Policies" and "General Risks" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.

ITEM 18	MANAGEMENT

Information about the directors and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the directors, the committees of the Board of the Master Fund, the code of ethics of the Master Fund and the Master Fund's Advisors and distributor, and the proxy voting policies and procedures of the Master Fund, are incorporated by reference from the sections "Management of the Funds," "Codes of Ethics," and "Appendix A – Proxy Voting Policies and Procedures" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.

ITEM 19	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

All of the outstanding Units of the Master Fund are owned by the Feeder Funds and the Advisor or its affiliates.

The Core Fund, the FB Core Fund, the TEI Core Fund and the FB TEI Core Fund, each will, directly or indirectly through the Offshore Funds, invest substantially all of its assets in the Master Fund.  The Core Fund, the FB Core Fund, the TEI Core Fund and the FB TEI Core Fund, directly or indirectly through the Offshore Funds, in the aggregate, are expected to own 100% of the Master Fund's Units.  The TEI Offshore Fund will be controlled by the TEI Core Fund.  The FB Offshore Fund will be controlled by the FB TEI Core Fund.  Because the Feeder Funds may at that time be deemed to control the Master Fund, the Feeder Funds may take actions affecting the Master Fund without the approval of any other investor.  The addition of other investors in the Master Fund may alter the Feeder Funds' potential ability to control the Master Fund.

Additionally, the information included under the heading "Management of the Funds-Principal Owners of Units" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2 is incorporated herein by reference.

The address of each Feeder Fund is the same as that of the Master Fund.

As of March 23 , 2012, as a group, the directors and officers of the Master Fund collectively owned less than one percent of the Master Fund's Units.

ITEM 20	INVESTMENT ADVISORY AND OTHER SERVICES

Information on the investment management and other services provided for or on behalf of the Master Fund are incorporated herein by reference from the following sections in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2; each section is incorporated herein by reference.

Item 20.1(a)	"Management of the Funds—Advisor and Sub-Advisor"

Item 20.1(b)	"Management of the Funds—Advisor and Sub-Advisor" and "Conflicts of Interest"

Item 20.1(c)	"Management of the Funds—Investment Management Agreements and Sub-Investment Advisory Agreements" and "Fund Expenses"

Item 20.2	"Management of the Funds—Advisor and Sub-Advisor, Investment Management Agreements and Sub-Investment Advisory Agreements"

Item 20.3	Inapplicable

Item 20.4	"Management of the Funds—Administration, Accounting and Investor Services Agreement"

Item 20.5	Inapplicable

Item 20.6	"Custodian"

Item 20.7	"Accountants and Legal Counsel"

Item 20.8	Inapplicable

ITEM 21	PORTFOLIO MANAGERS

Information concerning compensation structure, other accounts managed by the Master Fund's portfolio managers, potential conflicts of interest and security ownership are incorporated herein by reference from the section "Management of the Funds—Portfolio Managers, Potential Material Conflicts of Interest, Portfolio Manager Compensation Overview, and Securities Ownership of the Portfolio Managers," "Conflicts of Interest" and "Additional Conflicts of Interest Relating to the Alternative Strategy Managers" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.

ITEM 22	BROKERAGE ALLOCATION AND OTHER PRACTICES

A description of the Master Fund's brokerage allocation and other practices is incorporated herein by reference from the section "Portfolio Transactions and Brokerage" in the Core Fund's prospectus included in the Core Fund Registration Statement on Form N-2.

ITEM 23	TAX STATUS

Information regarding the taxation of the Master Fund is incorporated herein by reference from the section "Certain U.S. Federal Income Tax Considerations" in the Core Fund's prospectus included in the Core Fund Registration Statement of Form N-2.

ITEM 24	FINANCIAL STATEMENTS

The Master Fund's audited financial statements for the period ended March 12 , 2012 and the registered public accountant's report thereon are set forth in the following pages.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
BlackRock Alternatives Allocation Master Portfolio LLC:

We have audited the accompanying statement of assets, liabilities and members' capital of BlackRock Alternatives Allocation Master Portfolio LLC (the "Fund") as of March 12, 2012, and the related statements of operations and changes in members' capital for the period from August 26, 2011 (date of inception) to March 12, 2012.  These financial statements are the responsibility of the Fund’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BlackRock Alternatives Allocation Master Portfolio LLC as of March 12, 2012, and the results of its operations and changes in its members' capital for the period from August 26, 2011 (date of inception) to March 12, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 23, 2012

FINANCIAL STATEMENTS AND NOTES

BlackRock Alternatives Allocation Master Portfolio LLC
Statement of Assets, Liabilities and Members' Capital
March 12, 2012

Assets:
Cash	$410,000
Receivable for reimbursement from Advisor	59,000
Total assets	469,000

Liabilities:
Payable for organizational expenses	59,000
Total liabilities	59,000

Members' Capital:
Investors' Capital (Note 1)	$410,000
Accumulated net investment income (loss)
Total members' capital	410,000

Total liabilities and members' capital	$469,000

See Notes to Financial Statements.

BlackRock Alternatives Allocation Master Portfolio LLC
Statement of Operations
For the period August 26, 2011 (date of inception) to March 12, 2012

Investment Income:	$-

Expenses:
Organization expenses	59,000
Total expenses	59,000
Less fees reimbursed by advisor	(59,000)
Net investment income (loss)	$-

See Notes to Financial Statements.

BlackRock Alternatives Allocation Master Portfolio LLC
Statement of Changes in Members' Capital
For the period August 26, 2011 (date of inception) to March 12, 2012

INCREASE (DECREASE) IN MEMBERS' CAPITAL

Operations:
Net investment income (loss)	$-
Net decrease in members' capital resulting from operations	-

Capital Transactions:
Net proceeds from contributions	410,000

Total increase in members' capital	410,000

Members' Capital:
Beginning of period	-
End of period (including accumulated net investment income (loss) of $0)	$410,000

See Notes to Financial Statements.

Notes to Financial Statements

Note 1. Organization and Significant Accounting Policies:

BlackRock Alternatives Allocation Master Portfolio LLC (the “Master Fund”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Master Fund is organized as a Delaware limited liability company. The Master Fund’s Limited Liability Company Agreement permits the Board of Directors of the Master Fund (the “Board”) to issue non-transferable interests in the Master Fund, subject to certain limitations. The Master Fund’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which may require management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

The Master Fund had no operations other than an indirect $400,000 capital contribution by BlackRock HoldCo 2, Inc. (“BR HoldCo”) of $360,000 and by BlackRock Advisors LLC (the “Manager”) of $40,000, through their investments in the feeder funds. Both BR HoldCo and the Manager are wholly owned subsidiaries of BlackRock, Inc. (“BlackRock”). In addition, the Manager made a direct $10,000 partnership contribution to the Master Fund.

Valuation:

The Board has adopted and approved written policies and procedures (the "Valuation Procedures") for the purpose of determining the value of securities held by the Master Fund, including the fair value of the Master Fund's investments in interests in private funds or other pooled investment vehicles (collectively, the "Portfolio Funds" and individually a "Portfolio Fund"), and has delegated to the internal valuation committee of BlackRock Advisors LLC (the “Manager”), and its registered investment advisory affiliates (the "Valuation Committee") the responsibility for the day-to-day oversight of the valuation of the Master Fund's investments pursuant to the Valuation Procedures.  As a general principle, the fair value of an asset should reflect the amount that the Master Fund might reasonably expect to receive for the asset from the current sale of that asset in an orderly arm's-length transaction, based on information reasonably available at the time the valuation is made and that the Master Fund believes to be reliable.  The Board reviews all fair value determinations at its regularly scheduled meetings and also reviews the Valuation Procedures on a regular basis.

Valuation of Portfolio Funds

In valuing interests in Portfolio Funds, the Manager, under the supervision of the Board, considers all relevant information to determine the price that the Master Fund might reasonably expect to receive from the current sale (or redemption in the case of a Portfolio Fund whose interests carry redemption rights) of the interest in the Portfolio Fund in an arm’s length transaction.  In general, the Manager will rely primarily on any estimated or actual (as applicable) unaudited values provided by the Portfolio Fund manager to the extent such unaudited values are received in a timely fashion and are believed to be the most reliable and relevant indication of the value of interests in such Portfolio Fund.  It is anticipated that these unaudited values will be prepared in accordance with U.S. GAAP, and will, in effect, be the fair value of the Portfolio Fund’s assets, less such Portfolio Fund's liabilities.  The Manager will give weight to such valuations and any other factors and considerations set forth in the Valuation Procedures as deemed appropriate in each case.

In circumstances where, taking into account the factors and considerations set forth in the Valuation Procedures, the Manager has reason to believe that the most recent value provided by a Portfolio Fund is not the most reliable and relevant indication of the value of an interest in such Portfolio Fund, the Manager may adjust such reported value to reflect the fair value of the interest in such Portfolio Fund.  Likewise, in circumstances where a Portfolio Fund does not provide a valuation as contemplated above, the factors and considerations set forth in the Valuation Procedures may be the only indicators of the value of an interest in such Portfolio Fund and the Manager will use such factors, together with other valuation methodologies set forth in the Valuation Procedures that may be relevant, to estimate the fair value of the Master Fund’s interest in such Portfolio Fund.  In circumstances where the Manager determines to adjust the values reported by Portfolio Funds, or in circumstances where such Portfolio Funds do not provide valuations as contemplated above (such circumstances being collectively referred to as "Adjusted Fair Valued Assets"), such valuations will be subject to review and approval by the Valuation Committee as outlined in the Valuation Procedures.

The Master Fund will only invest in Portfolio Funds that comply with U.S. GAAP and that provide annual audited financial statements.  In general, the Manager will, prior to investing in any Portfolio Fund, and periodically thereafter, assess such Portfolio Fund's valuation policies and procedures for appropriateness in light of the Master Fund’s obligation to fair value its assets under the 1940 Act and pursuant to U.S. GAAP for investment companies and will assess the overall reasonableness of the information provided by such Portfolio Fund.   As part of this assessment, the Manager evaluates, among other things, a Portfolio Fund's practices in respect of creating "side pockets" and such Portfolio Fund's valuation policies and procedures in respect of any such "side pockets."  The Manager will also review any other information available to it, including reports by independent auditors, fund administrators, if any, and/or other third parties.

Valuation of Securities

To the extent the Master Fund invests directly in securities other than investments in Portfolio Funds, the Master Fund will generally value such assets in accordance with the Valuation Procedures approved by the Board.

Income Taxes: The Master Fund is classified as a partnership for federal income tax purposes. As such, each investor in the Master Fund is allocated its proportionate share of net assets, income, expenses and realized and unrealized gains and losses of the Master Fund. Therefore, no federal income tax provision is required.

The Master Fund files US federal and various state and local tax returns. No income tax returns are currently under examination. Management does not believe there are any uncertain tax positions that require recognition of a tax liability.

Organization and Offering Costs: Upon commencement of operations, organization costs of $59,000 associated with the establishment of the Master Fund were expensed by the Master Fund and reimbursed by BlackRock Advisors, LLC (the “Manager”). Such reimbursement is shown as fees reimbursed by advisor in the Statement of Operations.

Note 2. Transactions with Affiliates

The PNC Financial Services Group, Inc. (“PNC”) and Barclays Bank PLC (“Barclays”) are the largest stockholders of BlackRock. Due to the ownership structure, PNC is an affiliate for 1940 Act purposes, but Barclays is not.

The Master Fund entered into an Investment Advisory Agreement with the Manager, the Master Fund’s investment advisor, to provide investment advisory and administration services. The Manager is responsible for the management of the Master Fund’s portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Master Fund. For such services, the Master Fund pays the Manager an annual fee accrued monthly and payable quarterly in arrears, in an amount equal to 1.00% of the Master Fund’s month-end net assets.

The Manager has entered into a separate sub-advisory agreement with BlackRock Financial Management, Inc. (“BFM”), an affiliate of the Manager. The Manager pays BFM for services it provides, a monthly fee that is a percentage of the investment advisory fees paid by the Master Fund to the Manager.

Certain feeder funds that invest their assets in the Master Fund have entered into an Expense Limitation Agreement (the “Expense Agreement”) in which the Manager has agreed to pay certain operating and other expenses of the feeder funds in order to maintain certain expenses below 0.50 % of the respective feeder fund's average net assets (the “Expense Cap”). Subject to the terms of the Expense Agreement, expenses borne by the Manager in the prior two fiscal years of the feeder fund are subject to reimbursement by the respective feeder fund, but the feeder funds will not reimburse any amount if doing so would result in its covered expenses exceeding the Expense Cap. In order to maintain a feeder fund’s covered expenses below the Expense Cap, it may be necessary for the Manager to pay certain covered expenses of a feeder fund incurred indirectly at the Master fund level.

Expenses covered by the Expense Cap include all of a feeder fund's expenses (whether incurred directly by the feeder fund or indirectly at the Offshore Funds or the Master Fund level) other than those expressly excluded by the Expense Cap arrangement. Expenses covered by the Expense Cap include, without limitation, custodial, accounting and administrative services (e.g., expenses incurred in connection with: reconciling cash and investment balances with the funds' custodian; calculating contractual expenses, including management fees; determining net income; arranging for the computation of the funds' net asset values; preparing the funds' Statements of Assets and Liabilities and Statements of Operations; preparing the funds' annual and semi-annual reports; preparing monthly security transaction listings; receiving and tabulating proxies; maintaining the register of members, including any transfer or repurchase of units; arranging for the calculation of the issue and repurchase price of units; preparing tender offer notices and performing all work associated with tender offers; allocating income, expenses, gains and losses to members' respective capital accounts; and issuing reports and transaction statements to members) and organization and offering expenses. Expenses excluded from the Expense Cap are limited to (i) the investment management fee, (ii) interest expense, if any, (iii) any taxes paid by the Offshore Funds or the Master Fund, (iv) expenses incurred directly or indirectly by the feeder fund as a result of expenses related to investing in, or incurred by, a Portfolio Fund or other permitted investment, (v) any trading-related expenses, including, but not limited to, clearing costs and commissions, (vi) dividends on short sales, if any, (vii) any extraordinary expenses not incurred in the ordinary course of the feeder fund's, Offshore Fund's or Master Fund's business (including, without limitation, litigation expenses) and (viii) if applicable, the distribution and investor services related fees paid to the feeder funds’ distributor or financial intermediaries.

The amount of expenses for the Master Fund reimbursed to date as a result of the Expense Cap and available for future reimbursement is $59,000.

Note 3. Subsequent Events

Management has evaluated the impact of all subsequent events on the Master Fund through the date the financial statements were issued and has determined that there were no subsequent events requiring adjustment or additional disclosure in the financial statements.

PART C
OTHER INFORMATION

Responses to Items 25.2.h, 25.2.l, 25.2.n and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 25                      FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements
Part A—None Part B—Report of Independent Registered Public Accounting Firm – included in Part B Part B—Audited Financial Statements – included in Part B
(2)	Exhibits
(a)	Limited Liability Company Agreement (1)
(b)	By-Laws (1)
(c)	Inapplicable
(d)	Refer to Exhibits (a) and (b) above
(e)	Inapplicable
(f)	Inapplicable
(g)(1)	Form of Investment Management Agreement (1)
(2)	Form of Sub-Investment Advisory Agreement with BlackRock Financial Management, Inc. (1)
(h)	Inapplicable
(i)	The BlackRock Closed-End Funds Amended and Restated Deferred Compensation Plan (1)
(j)	Form of Custody Agreement (1)
(k)(1)	Form of Administrative, Accounting and Investor Services Agreement (1)
(2)	Form of Name Licensing Agreement (1)
(l)	Inapplicable
(m)	Inapplicable
(n)	Inapplicable
(o)	Inapplicable
(p)	Form of Subscription Agreement (1)
(q)	Inapplicable
(r)(1)	Code of Ethics of the Registrant (1)
(2)	Code of Ethics of the Advisor and Sub-Advisor (1)
(s)	Inapplicable

(1)	Previously filed as an exhibit to Amendment No. 1 the Registrant's Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on March 8, 2012.

ITEM 26	MARKETING ARRANGEMENTS

Inapplicable.

ITEM 27	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the offering described in this registration statement:

Printing (other than certificates)	0
Accounting fees and expenses	2,000
Legal fees and expenses	57,000
Miscellaneous	0
Total	$59,000

ITEM 28	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT

None.

ITEM 29	NUMBER OF HOLDERS OF SHARES

As of March 23 , 2012:

Title of Class	Number of Record Holders
Limited Liability Company Units	5

ITEM 30	INDEMNIFICATION

Sections 3.6 and 3.7 of the Registrant's Limited Liability Company Agreement provide as follows:

3.6 DUTY OF CARE

(a)           No Director or officer of the Company shall be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services to the Company as a Director, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Director or officer constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Director's or officer's office.

(b)           Members not in breach of any obligation hereunder or under any agreement pursuant to which a Member subscribed for Units shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

3.7 INDEMNIFICATION

(a)           The Company hereby agrees to indemnify each person who at any time serves as a Director or officer of the Company (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such indemnitee may be or may have been involved as a party or otherwise or with which such indemnitee may be or may have been threatened, while acting in any capacity set forth in this Section 3.7 by reason of the indemnitee having acted in any such capacity, except with respect to any matter as to which the indemnitee shall not have acted in good faith in the reasonable belief that the indemnitee's action was in the best interest of the Company or, in the case of any criminal proceeding, as to which the indemnitee shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Directors or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Agreement shall continue as to a person who has ceased to be a Director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Agreement or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Director or officer of the Company or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)           Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are Disinterested Non-Party Directors that the indemnitee should be entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)           The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his or her undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d)           The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Agreement, the By-Laws of the Company, any statute, agreement, vote of Members or Directors who are not ''interested persons'' of the Company (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)           Subject to any limitations provided by the 1940 Act and this Agreement, the Company shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Company or serving in any capacity at the request of the Company to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Directors.

Reference is also made to Sections 11 and 12 of the Registrant's Investment Management Agreement and Sections 10 and 11 of the Registrant's Sub-Investment Advisory Agreement, each of which contains similar provisions in respect of indemnification.  Additionally, the Registrant and the other funds in the BlackRock Closed-End Fund Complex jointly maintain, at their own expense, E&O/D&O insurance policies for the benefit of its Directors, officers and certain affiliated persons.  The Registrant pays a pro rata portion of the premium on such insurance policies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to Directors, officers and controlling persons of the Fund, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 31	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

BlackRock Advisors, LLC, a limited liability company organized under the laws of Delaware, acts as investment adviser to the Registrant.  The Registrant is fulfilling the requirement of this Item 31 to provide a list of the officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by BlackRock Advisors, LLC or those officers and directors during the past two years, by incorporating by reference the information contained in the Form ADV of BlackRock Advisors, LLC filed with the commission pursuant to the Investment Advisers Act of 1940 (Commission File No. 801-47710).

BlackRock Financial Management, Inc., a corporation organized under the laws of Delaware, acts as investment sub-adviser to the Registrant.  The Registrant is fulfilling the requirement of this Item 31 to provide a list of the officers and directors of BlackRock Financial Management, Inc., together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by BlackRock Financial Management, Inc. or those officers and directors during the past two years, by incorporating by reference the information contained in the Form ADV of BlackRock Financial Management, Inc. filed with the commission pursuant to the Investment Advisers Act of 1940 (Commission File No. 801-48433).

ITEM 32	LOCATION OF ACCOUNTS AND RECORDS

The Registrant's accounts, books and other documents are currently located at the offices of (1) the Registrant, (2) the Advisor, (3) the Sub-Advisor, (4) the Custodian and (5) the Administrator.  The address of each is as follows:

1.	BlackRock Alternatives Allocation Master Portfolio LLC
100 Bellevue Parkway
Wilmington, Delaware 19809

2.	BlackRock Advisors, LLC
100 Bellevue Parkway
Wilmington, Delaware 19809

3.	BlackRock Financial Management, Inc.
40 East 52nd Street
New York, New York 10022

4.	The Bank of New York Mellon
One Wall Street
New York, New York 10286

5.	The Bank of New York Mellon
101 Barclay Street, 20W
New York, New York 10286

ITEM 33	MANAGEMENT SERVICES

Inapplicable.

ITEM 34	UNDERTAKINGS

Inapplicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 23rd day of March 2012.

BLACKROCK ALTERNATIVES ALLOCATION MASTER PORTFOLIO LLC

By:	/s/ John Perlowski
John Perlowski
President and Chief Executive Officer

Signature Page to BAAP Master N-2